UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 18, 2009

BearingPoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On February 18, 2009 (the “Commencement Date”), BearingPoint, Inc. (the “Company”) and certain of its domestic U.S. subsidiaries (the “Subsidiaries”) filed voluntary petitions for reorganization relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-10691).  The Company and the Subsidiaries will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  In addition, as part of the first day motions, the Bankruptcy Court entered an order confirming that the Company’s subsidiaries that are domiciled outside of the United States are not part of the Chapter 11 cases.

The bankruptcy filing was made with a “pre-arranged” restructuring plan with the support of the secured lenders (collectively, the “Secured Lenders”) who are parties to that certain senior secured credit agreement dated as of May 18, 2007, as amended and restated on June 1, 2007 (the “2007 Secured Credit Agreement”), among the Company, the Subsidiaries, Wells Fargo Foothill, LLC, successor to UBS AG, Stamford Branch, as administrative and collateral agent, and the lenders, issuing banks and other agents party thereto. The Secured Lenders agreed in principle to support the terms of the proposed joint plan of reorganization (the “Plan”) that embodies the restructuring, which Plan was filed with the Bankruptcy Court and a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Plan, among other things, provides that (i) the 2007 Secured Credit Agreement will be replaced with a new secured, senior credit facility as follows: term loan in the amount of $272 million plus accrued interest and a synthetic letter of credit facility in the amount of up to $130 million; plus the issuance of new preferred stock; (ii) the unsecured debt, including the Subordinated Debt (as defined below), will be exchanged for different classes of common stock; and (iii) all existing equity in the Company will be cancelled for no consideration. The implementation of the Plan is dependent upon a number of factors, including final documentation, the approval of a disclosure statement and confirmation and consummation of the Plan in accordance with the provisions of the Bankruptcy Code.

In addition, the Bankruptcy Court granted the Company’s motion for certain “first day” relief, including the Company’s motion for interim authority to use its Secured Lenders’ cash collateral so as to provide the Company with continued access to funds to operate its business. A final hearing on the cash collateral motion is scheduled for March 11, 2009. The Bankruptcy Court also entered an interim order establishing notification procedures and restrictions in connection with holding and trading in the Company’s stock and claims. The order is intended to preserve, to the greatest extent possible, the potential value of certain of the Company’s and its subsidiaries’ tax attributes, both during the pendency of the Chapter 11 cases and following emergence from bankruptcy.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the bankruptcy petitions described above constituted, and the delisting of the Company’s common stock from the New York Stock Exchange (the “Exchange”) will constitute, an event of default under the 2007 Secured Credit Agreement and under the Company’s various other debt instruments described below and result in the acceleration of all amounts due under such obligations.  The  ability  of  the

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creditors to seek remedies to enforce their rights under such agreements is automatically stayed as a result of the filing of Chapter 11 cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. The automatic stay invoked by filing the Chapter 11 cases effectively precludes any action against the Company resulting from such acceleration.

As of the Commencement Date, (i) under the 2007 Secured Credit Agreement, the total principal amount of the outstanding obligations under the term loan was approximately $323.3 million and the aggregate face amount of undrawn letters of credit issued under the letter of credit facility was approximately $84.1 million; and (ii) the Company has issued and outstanding $200.0 million principal amount of the 5.00% Convertible Senior Subordinated Debentures due April 15, 2025, $40.0 million principal amount of the 0.50% Convertible Senior Subordinated Debentures due July 10, 2010, $250.0 million principal amount of the 2.50% Series A Convertible Subordinated Debentures due December 15, 2024 and $200.0 million of the 2.75% Series B Convertible Subordinated Debentures due December 15, 2024 (collectively, the “Subordinated Debt”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 13, 2008, the Company received a notice from the Exchange that it had decided to suspend trading in the Company’s common stock on November 17, 2008, based on its determination that the trading price of the Company’s common stock was “abnormally low.” The Company appealed the Exchange’s decision to suspend the trading of its common stock and, as of the Commencement Date, the Company’s common stock was still listed on the Exchange.

Since the Company has filed a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which is described in Item 1.03 of this Current Report on Form 8-K, the Company intends to withdraw its appeal, at which time the Company expects the Exchange to file a Form 25 with the Securities and Exchange Commission to delist the Company’s common stock.

Item 7.01. Regulation FD Disclosure.

On the Commencement Date, the Company also filed a proposed disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. The Disclosure Statement is available on the Company’s case administration website located at www.bearingpointinfo.com.

The Disclosure Statement contains preliminary pro forma financial projections prepared for purposes of the Chapter 11 cases (the “Financial Projections”). The Financial Projections have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. Actual results for the Financial Projections will vary from the preliminary information and such variations may be material. The Financial Projections should not be used for investment purposes. The Financial Projections contain information different from that required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that information might not be indicative of the Company’s financial condition or operating results that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Financial Projections should not be viewed as indicative of future results.

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Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves a disclosure statement relating to the Plan. Accordingly, this filing is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

A copy of the press release, dated February 18, 2009, announcing the bankruptcy filing is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit

Number	Description

99.1	Joint Plan of Reorganization of BearingPoint, Inc. and its Subsidiaries under Chapter 11 of the Bankruptcy Code, dated February 18, 2009.

99.2	Press release dated February 18, 2009.

Forward-Looking Statements

Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the reorganization of the Company’s business and finances to resolve its liquidity and operational results, expectations to emerge from Chapter 11 proceedings stronger and more competitive, the sufficiency of liquidity to be provided by the new secured credit facility financing, anticipated authorizations being requested of the Bankruptcy Court and expectations as to the ability to make post-petition payments. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not historical, but are based on current expectations, estimates and projections concerning future developments and their potential effects upon the Company and its subsidiaries. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings; (iii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; (iv) the effects of the Company’s Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the proceedings in general; (vi) the length of time the Company will operate under the Chapter 11 proceedings; (vii) risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; (viii) the potential adverse effects of the Chapter  11  proceedings on the  Company’s  liquidity  or  results of

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operations; (ix) continued compliance with conditions for funding under the new secured credit facility; (x) the ability to execute  the Company’s business and restructuring plan; (xi) management of cash resources; (xii) restrictions imposed by, and as a result of, the Company’s substantial leverage; (xiii) increased legal costs related to the bankruptcy cases and other litigation; (xiv) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; (xv) currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; (xvi) disruptions in international markets and distribution channels; (xvii) the assumptions upon which the Company’s projected financial information was based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond the Company’s control; and (xviii) the impact of uncertainties of litigation as well as other risks described under “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company does not intend, and is under no obligation, to update any particular forward-looking statements, whether as a result of new information, future events or otherwise.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2009	BearingPoint, Inc.

	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer

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